Exhibit 99.1
Dave & Buster’s Reports Third Quarter 2025 Financial Results
DALLAS, December 9, 2025 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc. (NASDAQ: PLAY) (“Dave & Buster's” or “the Company”), an owner, operator, and franchisor of entertainment and dining venues, today announced financial results for its third quarter of fiscal 2025 ended November 4, 2025.
Third Quarter 2025 Financial Summary
•Third quarter revenue was $448.2 million, a 1.1% decrease compared to the third quarter of fiscal 2024.
•Third quarter comparable store sales decreased 4.0% compared to the same calendar period in fiscal 2024.
•Net loss totaled $42.1 million, or $1.22 per diluted share, compared to a net loss of $32.7 million, or $0.84 per diluted share in the third quarter of fiscal 2024. Adjusted net loss1 totaled $39.4 million, or $1.14 per diluted share, compared to Adjusted net loss1 of $17.5 million, or $0.45 per diluted share in the third quarter of fiscal 2024.
•Adjusted EBITDA1 was $59.4 million compared to $68.3 million in the third quarter of fiscal 2024.
Other Highlights
•The Company opened one new domestic Dave & Buster's store, and three new Main Event stores in the third quarter. Consistent with its previously communicated guidance for the full year, the Company anticipates opening two additional domestic Dave & Buster's stores in the fourth quarter for a grand total of 11 new stores and one relocation in fiscal 2025.
•The Company opened its third international franchise store, which is located in the Philippines, in the third quarter and expects to open at least four additional international franchise stores over the next six months.
•The Company commenced the remodels of three Dave & Buster’s stores in the third quarter.

“I am pleased to report we are making substantive progress on our back-to-basics plan,” said Tarun Lal, Chief Executive Officer. “We’ve been hard at work relaunching our marketing engine, reinvigorating our food & beverage offering, improving our operations, refreshing our games platform, and revamping our store remodel program.

These enhanced efforts bore fruit over the course of the third quarter as we saw sequential improvement in same-store sales each month, with the final month of the quarter down only roughly one percent. We are also quite pleased with our back-to-basics new menu launch which helped contribute to positive same-store sales for food and beverage during the quarter.

We are laser focused on executing our back-to-basics plan, strengthening our culture, elevating the guest experience and fully realizing the significant potential of our unique and iconic brand. After being here for five months and fully immersing myself in the business, I am even more confident in our ability to dramatically improve operating results and drive meaningful value creation for our guests and our shareholders.”
1     Adjusted EBITDA and Adjusted net loss are non-GAAP financial measures. Please see the discussion under Non-GAAP Measures and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Cash Flow and Liquidity
The Company generated $58.0 million in operating cash during the third quarter, ending the quarter with $441.9 million of available liquidity.1
Quarterly Report on Form 10-Q Available
The Company’s Quarterly Report on Form 10-Q, which will be available at www.sec.gov and on the Company’s investor relations website, contains a thorough review of its financial results for the third quarter ended November 4, 2025.
Investor Conference Call and Webcast
Management will host a conference call to discuss these results on Tuesday, December 9, 2025 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Both the live and archived webcasts of the conference call will be available at ir.daveandbusters.com. Participants in the U.S. can access the conference call by dialing toll-free (877) 883-0383, and international participants can access by dialing (412) 902-6506. The participant entry number is 7238866. A replay will be available after the call for one year beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (855) 669-9658 or by the international toll number (412) 317-0088. The replay access code is 1952061.
About Dave & Buster’s Entertainment, Inc.
Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc. is the owner and operator of 241 stores in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 177 Dave & Buster’s branded stores in 43 states, Puerto Rico, and Canada and offers guests the opportunity to “Eat Drink Play and Watch” all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 64 Main Event branded stores in 22 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. Internationally, the Company is in early-stage growth as a franchisor of its brands with three Dave & Buster’s franchise stores currently open. For more information about each brand, visit daveandbusters.com and mainevent.com.
Forward-Looking Statements
The Company cautions that this release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, including: our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements under our revolving credit facility; our ability to access other funding sources; our overall level of indebtedness; general business and economic conditions; the impact of competition; the seasonality of the Company's business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending; changes in demographic trends; changes in governmental regulations; unfavorable publicity; our ability to open new stores; and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

1 Available liquidity is defined as cash and cash equivalents plus availability under the Company’s $650.0 million revolving credit facility.

Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Credit Adjusted EBITDA (calculated in accordance with the Company’s Credit Facility), Net Total Leverage Ratio (calculated in accordance with the Company’s Credit Facility), Store operating income before depreciation and amortization, Adjusted net income (loss), and Adjusted net income (loss) per share - Diluted, reconciliations of which can be found on the following pages (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies or calculated differently than similar measures used by other companies.
For Investor Relations Inquiries:
Cory Hatton, Head of Entertainment Finance, Investor Relations & Treasurer
Dave & Buster’s Entertainment, Inc.
Cory.Hatton@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(unaudited, in millions, except per share amounts)

	Three Months Ended				Nine Months Ended
	November 4, 2025 (1)		November 5, 2024 (1)		November 4, 2025 (1)		November 5, 2024 (1)
Entertainment revenues	$279.4	62.3%	$294.6	65.0%	$1,010.5	64.2%	$1,056.0	66.1%
Food and beverage revenues	168.8	37.7%	158.4	35.0%	562.7	35.8%	542.2	33.9%
Total revenues	448.2	100.0%	453.0	100.0%	1,573.2	100.0%	1,598.2	100.0%
Cost of entertainment (1)	21.6	7.7%	25.1	8.5%	81.4	8.1%	91.2	8.6%
Cost of food and beverage (1)	41.9	24.8%	42.7	27.0%	140.7	25.0%	145.7	26.9%
Total cost of products	63.5	14.2%	67.8	15.0%	222.1	14.1%	236.9	14.8%
Operating payroll and benefits (2)	124.9	27.9%	120.9	26.7%	398.6	25.3%	393.7	24.6%
Other store operating expenses (2)	174.8	39.0%	171.0	37.7%	550.1	35.0%	517.6	32.4%
General and administrative expenses (2)	32.9	7.3%	24.6	5.4%	89.2	5.7%	80.6	5.0%
Depreciation and amortization expense	63.0	14.1%	53.9	11.9%	191.4	12.2%	174.2	10.9%
Pre-opening costs	4.7	1.0%	5.2	1.1%	14.8	0.9%	12.6	0.8%
Other charges and gains (2)	0.6	0.1%	3.3	0.7%	7.0	0.4%	6.3	0.4%
Total operating costs	464.4	103.6%	446.7	98.6%	1,473.2	93.6%	1,421.9	89.0%
Operating income (loss)	(16.2)	(3.6)%	6.3	1.4%	100.0	6.4%	176.3	11.0%
Interest expense, net	40.2	9.0%	32.9	7.3%	115.7	7.4%	99.9	6.3%
Income (loss) before provision for income taxes	(56.4)	(12.6)%	(41.8)	(9.2)%	(15.7)	(1.0)%	61.2	3.8%
Provision for income taxes	(14.3)	(3.2)%	(9.1)	(2.0)%	(6.7)	-0.4%	12.2	0.8%
Net income (loss)	$(42.1)	(9.4)%	$(32.7)	(7.2)%	$(9.0)	(0.6)%	$49.0	3.1%

Net income (loss) per share:
Basic	$(1.22)		$(0.84)		$(0.26)		$1.24
Diluted	$(1.22)		$(0.84)		$(0.26)		$1.21
Weighted average shares used in per share calculations:
Basic shares	34.53		39.11		34.60		39.65
Diluted shares	34.53		39.11		34.60		40.60

Other information:
Company-owned stores at end of period	241		227		241		227
Store operating weeks in the period	3,124		2,966		9,208		8,843
Total revenue per store operating weeks in the period (in thousands)	$143		$153		$171		$181
Total revenue per square foot per store operating weeks in the period (in dollars)	$3.51		$3.69		$4.16		$4.33
(1)All percentages are expressed as a percentage of total revenues for the respective period presented, except cost of entertainment, which is expressed as a percentage of entertainment revenues, and cost of food and beverage, which is expressed as a percentage of food and beverage revenues.
(2)Certain amounts for periods ended November 5, 2024 were reclassified to align with the presentation for the periods ended November 4, 2025.

DAVE & BUSTER'S ENTERTAINMENT, INC.
Other Operating Data
(unaudited, in millions)
Condensed Consolidated Balance Sheets:

	November 4, 2025	February 4, 2025
ASSETS
Cash and cash equivalents	$13.6	$6.9
Other current assets	108.4	87.5
Total current assets	122.0	94.4
Property and equipment, net	1,739.8	1,634.6
Operating lease right of use assets	1,300.4	1,318.4
Intangible and other assets, net	968.5	968.4
Total assets	$4,130.7	$4,015.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$377.6	$433.9
Operating lease liabilities	1,553.6	1,575.1
Other long-term liabilities	515.9	381.9
Long-term debt, net	1,552.8	1,479.1
Stockholders' equity	130.8	145.8
Total liabilities and stockholders' equity	$4,130.7	$4,015.8

Summary Cash Flow Information:

	Three Months Ended		Nine Months Ended
	November 4, 2025	November 5, 2024	November 4, 2025	November 5, 2024
Net cash provided by (used in):
Operating activities:	$58.0	$(7.2)	$187.8	$203.4
Investing activities:	(78.6)	(131.2)	(317.9)	(359.9)
Financing activities:	22.2	133.9	136.8	127.8
Increase (decrease) in cash and cash equivalents	$1.6	$(4.5)	$6.7	$(28.7)

DAVE & BUSTER'S ENTERTAINMENT, INC.
Non-GAAP Measures
(unaudited, in millions)
Adjusted EBITDA:
Adjusted EBITDA represents net income (loss), plus interest expense, net, loss on debt refinancing, provision for income taxes, depreciation and amortization expense, (gain) loss on property and equipment transactions, impairment of long-lived assets, share-based compensation, currency transaction (gains) losses and other costs, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is presented because we believe that it provides useful information to investors and analysts regarding our operating performance. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. A reconciliation of net income (loss) to Adjusted EBITDA is provided below for the periods presented:

	Three Months Ended				Nine Months Ended
	November 4, 2025 (1)		November 5, 2024 (1)		November 4, 2025 (1)		November 5, 2024 (1)
Net income (loss)	$(42.1)	(9.4)%	$(32.7)	(7.2)%	$(9.0)	(0.6)%	$49.0	3.1%
Add back:
Interest expense, net	40.2		32.9		115.7		99.9
Loss on debt refinancing	—		15.2		—		15.2
Benefit from income taxes	(14.3)		(9.1)		(6.7)		12.2
Depreciation and amortization expense	63.0		53.9		191.4		174.2
Share-based compensation (2)	8.9		2.8		19.8		9.1
Transaction and integration costs (3)	0.2		0.4		0.6		1.4
System implementation costs (4)	0.6		2.9		3.0		9.5
Other items, net (5)	2.9		2.0		10.4		8.5
Adjusted EBITDA, a non-GAAP measure	$59.4	13.3%	$68.3	15.1%	$325.2	20.7%	$379.0	23.7%
(1)All percentages are expressed as a percentage of total revenues for the respective period presented.
(2)Non-cash share-based compensation expense, net of forfeitures, recorded in General and administrative expenses on the Consolidated Statements of Comprehensive Income.
(3)Transaction and integration costs related to the acquisition and integration of Main Event recorded in Other charges and gains on the Consolidated Statements of Comprehensive Income.
(4)System implementation costs represent expenses incurred related to the development and launch of new enterprise resource planning, human capital management and inventory software for our stores and store support teams and staff augmentation for the implementation team at the store support center. These charges are primarily recorded in Other charges and gains on the Consolidated Statements of Comprehensive Income.
(5)The amounts for the 2025 periods primarily consisted of one-time third-party legal consulting fees, legal settlements, discretionary retention incentives and a loss on property and equipment transactions. The amount for the fiscal 2024 periods primarily consisted of one-time, third-party consulting fees and severance and restructuring charges, partially offset by a gain on property and equipment transactions. The third-party consulting fees for the 2025 period are not part of our ongoing operations and were incurred in association with a change in leadership to execute a discrete, project-based strategic initiative aimed at analyzing and summarizing growth opportunities for the Company. The third-party consulting fees for the 2024 period were not part of our ongoing operations and were incurred to execute two related, discrete, and project-based strategic initiatives aimed at transforming our marketing strategy and one discrete, project-based initiative to transform our supply chain operational efficiency. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business. Third-party consulting fees, discretionary retention incentives and severance costs are included in General and administrative expenses on the Consolidated Statements of Comprehensive Income. (Gain) loss on property and equipment transactions is included in Other charges and gains on the Consolidated Statements of Comprehensive Income.

Store Operating Income Before Depreciation and Amortization:
Store Operating Income Before Depreciation and Amortization, a non-GAAP measure, represents operating income, plus depreciation and amortization expense, general and administrative expenses, pre-opening costs and other gains and charges. We believe that Store Operating Income Before Depreciation and Amortization is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store Operating Income Before Depreciation and Amortization is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency, and performance, and we use Store Operating Income Before Depreciation and Amortization as a means of evaluating store financial performance compared with our competitors. However, because this measure excludes significant items such as general and administrative expenses, pre-opening costs and other gains and charges, as well as our interest expense, net, loss on debt extinguishment/refinance and depreciation and amortization expense, which are important in evaluating our consolidated financial performance from period to period, the value of this measure is limited as a measure of our consolidated financial performance.

	Three Months Ended				Nine Months Ended
	November 4, 2025 (1)		November 5, 2024 (1)		November 4, 2025 (1)		November 5, 2024 (1)
Operating (loss) income	$(16.2)	(3.6)%	$6.3	1.4%	$100.0	6.4%	$176.3	11.0%
Add back:
General and administrative expenses	32.9		24.6		89.2		80.6
Depreciation and amortization expense	63.0		53.9		191.4		174.2
Pre-opening costs	4.7		5.2		14.8		12.6
Other Gains and Charges	0.6		3.3		7.0		6.3
Store operating income before depreciation and amortization, a non-GAAP measure (2)	$85.0	19.0%	$93.3	20.6%	$402.4	25.6%	$450.0	28.2%
(1)All percentages are expressed as a percentage of total revenues for the respective period presented.
(2)Certain fiscal 2024 amounts were reclassified to align with the fiscal 2025 presentation.

Credit Adjusted EBITDA and Net Total Leverage Ratio:
Credit Adjusted EBITDA, a non-GAAP measure, represents net income (loss) plus certain items as defined at Adjusted EBITDA above, as well as certain other adjustments as defined in our Credit Agreement. These other adjustments include (i) increases in entertainment revenue deferrals, (ii) the cost of new projects, including store pre-opening costs, (iii) business optimization expenses and other restructuring costs, and (iv) other costs and adjustments as permitted by the Credit Agreement. We believe the presentation of Credit Adjusted EBITDA is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Agreement. The following table sets forth a reconciliation of Net income to Credit Adjusted EBITDA for the periods shown:

Trailing Four Quarters Ended November 4, 2025
Net income	$0.3
Add back:
Interest expense, net	151.1
Loss on debt refinancing	—
Provision for income taxes	(7.3)
Depreciation and amortization expense	255.4
Share-based compensation (1)	15.3
Transaction and integration costs (2)	2.6
System implementation costs (3)	4.6
Other items, net (4)	30.4
Pre-opening costs (5)	20.9
Credit Facility specific items, net (6)	9.8
Credit Adjusted EBITDA, a non-GAAP measure	$483.1
(1)See discussion of share-based compensation at Adjusted EBITDA above.
(2)See discussion of transaction and integration costs at Adjusted EBITDA above.
(3)See discussion of system implementation costs at Adjusted EBITDA above.
(4)Primarily consists of discretionary retention incentives, severance costs, (gain) loss on property and equipment transactions and certain third-party consulting fees. The third-party consulting fees are not part of our ongoing operations and were incurred to execute i) two related, discrete, and project-based strategic initiatives aimed at transforming our marketing strategy, ii) one discrete, project-based initiative to transform our supply chain operational efficiency and iii) certain costs incurred in association with a change in leadership to execute a discrete, project-based strategic initiative aimed at analyzing and summarizing growth opportunities for the Company. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business. Third-party consulting fees, discretionary retention incentives and severance costs are included in General and administrative expenses on the Consolidated Statements of Comprehensive Income. (Gain) loss on property and equipment transactions is included in Other gains and charges on the Consolidated Statements of Comprehensive Income.
(5)Represents costs incurred, primarily consisting of occupancy and payroll related expenses, associated with the opening of new stores. These costs are considered a “cost of new projects” as defined in our Credit Facility.
(6)Represents other adjustments allowed under our Credit Agreement in the determination of Net Total Leverage Ratio including (i) amortization of software costs, (ii) executive search fees, (iii) public company costs, (iv) estimated impact of remodels to financial performance and (v) the proforma impact of certain leases that were reclassified as finance leases during fiscal 2025.

The following table provides a calculation of Net Total Leverage Ratio, as defined in the Credit Agreement, for the period shown:

	As of, and for the Trailing Four Quarters Ended November 4, 2025
Credit Adjusted EBITDA (a)	$483.1
Total debt (1)	1,593.0
Less: Cash and cash equivalents	(13.6)
Add: Outstanding letters of credit	13.7
Net debt (b)	$1,593.1
Net Total Leverage Ratio (b / a)	3.3	x
(1)Amount represents the face amount of debt outstanding, net of unamortized debt issuance costs and debt discounts, and balances outstanding under finance leases.
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share - Diluted:
Adjusted net income, a non-GAAP measure, represents net income (loss) before special items, as calculated below, and Adjusted net income (loss) per share - diluted, a non-GAAP measure, represents Adjusted net income (loss) on a fully diluted, per share basis. We believe excluding these special items from net income (loss) provides investors with a clearer perspective of our ongoing operating performance and a more relevant comparison to prior period results. The following table presents a reconciliation of net income (loss) to Adjusted net income (loss) and presents Adjusted net income (loss) per diluted share, for the periods shown:

	Three Months Ended				Nine Months Ended
	November 4, 2025		November 5, 2024		November 4, 2025		November 5, 2024
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net income (loss) and net income (loss) per diluted share	$(42.1)	$(1.22)	$(32.7)	$(0.84)	$(9.0)	$(0.26)	$49.0	$1.21
Add back:
Loss on debt refinancing	—	—	15.2	0.39	0.0	—	15.2	0.37
Transaction and integration costs (1)	0.2	0.01	0.4	0.01	0.6	0.02	1.4	0.03
System implementation costs (2)	0.6	0.02	2.9	0.07	3.0	0.09	9.5	0.23
Other items, net (3)	2.9	0.08	2.0	0.05	10.4	0.30	8.5	0.21
Tax impact of items above, net (4)	(1.0)	(0.03)	(5.3)	(0.14)	(3.6)	(0.11)	(8.9)	(0.22)
Adjusted net income (loss) and Adjusted net income (loss) per share - diluted, non-GAAP measures	$(39.4)	$(1.14)	$(17.5)	$(0.45)	$1.4	$0.04	$74.7	$1.84
(1)See discussion of transaction and integration costs at Adjusted EBITDA above.
(2)See discussion of system implementation costs at Adjusted EBITDA above.
(3)See discussion of other items, net at Adjusted EBITDA above.
(4)The income tax effect related to special items is based on the statutory tax rate for the applicable period.